Exhibit 99.1

N e w s   r e l e a s e

QLT ANNOUNCES FIRST QUARTER 2015 RESULTS

Provides Strategic Review and Synthetic Retinoid Program Update

For Immediate Release	April 30, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company reported financial results today for the first quarter ended March 31, 2015. Unless otherwise specified, all amounts are reported in U.S. dollars and in accordance with U.S. GAAP.

2015 FIRST QUARTER FINANCIAL RESULTS

Operating Expenses/Income

During the three months ended March 31, 2015, research and development (“R&D”) expenditures were $2.2 million compared to $4.8 million for the same period in 2014. The $2.6 million (54%) decrease was primarily due to higher costs incurred in 2014 related to certain toxicity studies, the impaired dark adaptation study and trailing costs from the Leber Congenital Amaurosis (“LCA”) and Retinitis Pigmentosa (“RP”) Phase Ib retreatment study, which was substantially completed in 2013.

During the three months ended March 31, 2015, selling, general and administrative (“SG&A”), expenditures were $3.6 million compared to $2.2 million for the same period in 2014. The $1.4 million (64%) increase in SG&A expenses was primarily due to higher consulting and advisory fees of $1.9 million incurred in connection with the Company’s current exploration and review of strategic alternatives. During the same period in 2014, the Company incurred $0.7 million of consulting and transaction fees related to the exploration and review of strategic alternatives that resulted in the Agreement and Plan of Merger with Auxilium Pharmaceuticals, Inc. (“Auxilium”) dated June 25, 2014 (the “Merger Agreement”), which was subsequently terminated on October 8, 2014.

During the three months ended March 31, 2015, the Company recorded nil restructuring charges compared to $0.6 million for the same period in 2014. The 2014 restructuring charges primarily related to severance and termination benefits recorded in connection with the May 31, 2014 departure of our former Senior Vice President of Business Development and Commercial Operations.

Other Income

During the three months ended March 31, 2015, the fair value change in contingent consideration was nil compared to the fair value gain of $1.5 million recorded during the same period in 2014. These fair value gains diminished to nil because the final amount of Eligard® related contingent consideration owing to QLT, under the terms of the stock purchase agreement with TOLMAR Holding, Inc. dated October 1, 2009, was collected in August 2014.

Operating Loss and Net Loss per Share

The operating loss for the first quarter of 2015 was $6.0 million, compared to $7.8 million for the same period in 2014. The $1.8 million improvement in operating results was due to the factors described above.

Net loss per common share was $0.12 in the first quarter of 2015, compared to $0.13 for the same quarter in 2014. The decrease in loss per share was due to the factors described above.

Cash and Cash Equivalents

As at March 31, 2015, the Company’s consolidated cash and cash equivalents were $151.3 million compared to $155.9 million at December 31, 2014. The $4.6 million decrease was primarily due to cash used in operating activities during the period.

Strategic Review Update

Following the October 8, 2014 termination of the Merger Agreement, QLT has continued to review its strategic alternatives and business options, having engaged Greenhill & Co. to act as its advisor in connection with developing and providing advice with respect to various strategic and business alternatives for the Company. Strategic and business alternatives that QLT may consider include, but are not limited to, asset divestiture, partnering or other collaboration agreements, merger, reverse merger, reorganization or similar transactions, potential acquisitions, or recapitalizations.

Synthetic Retinoid Program Update

QLT continues to advance the development of QLT091001, the Company’s synthetic retinoid product candidate, for the treatment of certain inherited retinal diseases toward pivotal trials. Following meetings with the U.S. Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMA”), in 2014 the Company amended and finalized its proposed pivotal trial protocol to test the safety and efficacy of QLT091001 in subjects with Inherited Retinal Disease phenotypically diagnosed as LCA or RP caused by RPE65 or LRAT gene mutations (“IRD”). At present, there is no approved therapeutic treatment option for these patients.

In an effort to accelerate the commercial availability of QLT091001 as a treatment option, the Company is currently exploring with the EMA the submission of a Marketing Authorization Application (“MAA”) in 2016 for conditional approval of QLT091001 for the treatment of IRD based on existing clinical data. During the first quarter of 2015, advisory meetings with certain European regulatory authorities were conducted and QLT is continuing discussions with the European regulatory authorities regarding the MAA for conditional approval. Conditional approval, if granted, would be made subject to specified conditions, including among other things that the Company complete and have favorable safety and efficacy data from additional studies, including one or more pivotal trials of QLT091001 for IRD.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (“PFIC”) for 2008 through 2014, and that it may be classified as a PFIC in 2015, which could have adverse tax consequences for U.S. shareholders. Please refer to our 2014 Annual Report on Form 10-K for additional information.

QLT Inc. – Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands of U.S. dollars except share and per share information)

	Three months ended March 31,
	2015	2014
Expenses
Research and development	$2,208	$4,813
Selling, general and administrative	3,619	2,156
Depreciation	188	229
Restructuring charges	—	571

	6,015	7,769

Operating loss	(6,015)	(7,769)
Other (expense) income
Net foreign exchange gains (losses)	98	(21)
Interest income	32	22
Fair value change in contingent consideration	—	1,466
Other	(2)	55

	128	1,522

Loss before income taxes	(5,887)	(6,247)
Provision for income taxes	(9)	(215)

Net loss and comprehensive loss	$(5,896)	$(6,462)

Basic and diluted net loss per common share

Net loss per common share	$(0.12)	$(0.13)

Weighted average number of common shares outstanding (thousands)
Basic and diluted	51,237	51,082

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of U.S. dollars)

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$151,270	$155,908
Accounts receivable, net of allowances for doubtful accounts—current	258	363
Income taxes receivable	14	47
Prepaid and other assets	1,016	1,053

Total current assets	152,558	157,371
Accounts receivable – non-current	2,000	2,000
Property, plant and equipment	812	1,000

Total assets	$155,370	$160,371

LIABILITIES
Current liabilities
Accounts payable	$2,659	$1,943
Accrued liabilities	1,164	1,528

Total current liabilities	3,823	3,471
Uncertain tax position liabilities	360	388

Total liabilities	4,183	3,859

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding common shares	$467,339	$467,034
March 31, 2015 – 51,255,700 shares
December 31, 2014 – 51,199,922 shares
Additional paid-in capital	98,104	97,838
Accumulated deficit	(517,225)	(511,329)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	151,187	156,512

Total shareholders’ equity and liabilities	$155,370	$160,371

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Tolmar Therapeutics, Inc.

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to statements concerning our review of strategic alternatives and business options; statements concerning our PFIC status; statements concerning the timing and outcome of our evaluation of a potential EMA conditional approval pathway for QLT091001; statements concerning our potential submission of a MAA with the EMA for conditional approval and the potential commencement of one or more pivotal trials for QLT091001; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that we may not receive any or as much additional contingent consideration as we might expect under our agreements with respect to the sale of Visudyne® and the punctal plug delivery system technology; the risk that we will be treated as a PFIC in 2015 and future years; the risk that the Company will determine it is not feasible to submit a MAA for conditional approval with the EMA based upon existing clinical data or other reasons and the impact of this outcome on the Company’s potential plans to commence a pivotal trial for QLT091001; the risk that the EMA denies any conditional approval and the MAA we may submit; risks and uncertainties concerning the impact that QLT’s success or failure in pursuing various future strategic initiatives will have on the market price of our securities; risks resulting from the potential loss of key personnel; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies, including pivotal clinical trials; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.